UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Netskope, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42848	46-1141117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Augustine Drive, Suite 301
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 979-6988

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	NTSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the closing of the initial public offering (the “Offering”) of Netskope, Inc. (the “Company”) on September 19, 2025 (the “Closing Date”), the Company filed an Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which provided that immediately upon the effectiveness of the filing of the A&R Certificate of Incorporation with the Secretary State of the State of Delaware (the “Effective Time”), each share of the Company’s common stock issued and outstanding or held as treasury stock immediately prior to the Effective Time, automatically and without further action by any stockholder, was reclassified as, and became, one share of Class B common stock (the “Reclassification”).

As a result of the Offering and the Reclassification, on September 19, 2025, the Company entered into (i) that certain Second Supplemental Indenture, dated as of September 19, 2025 (the “2028 Notes Supplemental Indenture”), by and among the Company, the guarantors party thereto, and U.S. Bank Trust Company, National Association (“US Bank”), as trustee, to the Indenture dated as of December 22, 2022 (as amended and supplemented by the First Supplemental Indenture, dated as of April 25, 2025, the “2028 Notes Original Indenture” and as further supplemented by the 2028 Notes Supplemental Indenture, the “2028 Notes Indenture”), by and among such parties; and (ii) that certain First Supplemental Indenture, dated as of September 19, 2025 (the “2029 Notes Supplemental Indenture” and together with the 2028 Notes Supplemental Indenture, the “Supplemental Indentures”), by and among the Company, the guarantors party thereto, and US Bank, as trustee, to the Indenture dated as of September 30, 2024 (the “2029 Notes Original Indenture” and as supplemented by the 2029 Notes Supplemental Indenture, the “2029 Notes Indenture” and together with the 2028 Notes Indenture, the “Indentures”), by and among such parties pursuant to Section 5.09(A) of the Indenture to which such Supplemental Indenture relates. The 2028 Notes Indenture governs the 3.75% Convertible Senior PIK Toggle Notes due 2027 (as amended to extend the maturity date to 2028, the “2028 Notes”) and the 2029 Notes Indenture governs the 3.00% Convertible Senior PIK Toggle Notes due 2029 (the “2029 Notes” and together with the 2028 Notes, the “Notes”). Each Supplemental Indenture provides, among other things, that the Reclassification constitutes a Common Stock Change Event (as defined in the Indenture to which such Supplemental Indenture relates), the subsequent conversion of Notes under such Indenture will be made in the manner set forth in Section 5.09 of such Indenture, and subsequent adjustments to the Conversion Rate (as defined in such Indenture) pursuant to Section 5.05(A) of such Indenture will be made in a manner consistent with Section 5.09 of such Indenture, and the Reference Property (as defined in such Indenture) and Reference Property Unit (as defined in such Indenture) with respect to the Common Stock Change Event that occurred on the Closing Date shall consist of Class B common stock of the Company and one share thereof, respectively.

The foregoing descriptions of the Supplemental Indentures do not purport to be complete and are qualified in their entirety by the full text of the Supplemental Indentures, copies of which are filed herewith as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On September 23, 2025, pursuant to Section 5.10 of each Indenture, the Company sent notices to each holder of the Notes stating, among other things, that the Offering constitutes a Qualified Initial Public Offering (as defined in such Indenture) and such Qualified Initial Public Offering occurred on the Closing Date, which date also constitutes the Qualified Initial Public Offering Effective Date (as defined in such Indenture). The notice also disclosed that, with respect to (i) the 2028 Notes Indenture, the Initial Public Conversion Rate (as defined in such Indenture) is 42.1046 shares of the Company’s Class B common stock per $1,000 principal amount of the 2028 Notes and the corresponding Conversion Price (as defined in such Indenture) is $23.7504 and (ii) the 2029 Notes Indenture, the Initial Public Conversion Rate (as defined in such Indenture) is 40.4859 shares of the Company’s Class B common stock per $1,000 principal amount of the 2029 Notes and the corresponding Conversion Price (as defined in such Indenture) is $24.7000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
4.1

Second Supplemental Indenture, dated as of September 19, 2025, to the Indenture dated as of December 22, 2022, among the Registrant, certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee

4.2

First Supplemental Indenture, dated as of September 19, 2025, to the Indenture dated as of September 30, 2024, among the Registrant, certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netskope, Inc.

Date:	September 23, 2025	By:	/s/ James Bushnell
James Bushnell General Counsel